Exhibit 99.1

Rainmaker Reports Fiscal 2009 First Quarter Financial Results

Campbell, Calif., May 7, 2009 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions combining hosted application software and execution services, today reported financial results for the first quarter ended March 31, 2009.

First Quarter Financial Highlights:

•	First quarter revenue of $12.4 million

•	Contract sales revenue up 14% sequentially and 10% year-over-year excluding Dell

•	Gross margin improved to 42% from 34% in preceding quarter

•	Operating cash usage improved 52% sequentially to $939,000, excluding severance

•	Debt reduced by $900,000 to $3.4 million at March 31, 2009

•	Ending cash balance of $17.7 million

Rainmaker CEO Michael Silton commented, “In the first quarter, we saw a return to growth in contract sales, while lead development revenue continued to be challenged. We are seeing the benefits of the strategic investments we have made to extend and web-enable our applications and globalize our execution capabilities, which are key factors in the new business we are winning. And we see more opportunities ahead. We have taken additional actions in the first quarter to further reduce our operating expenses and believe we will be cash flow positive in the second quarter.”

Total cash and cash equivalents at March 31, 2009 were $17.7 million, compared with $20.0 million at December 31, 2008. Total debt was reduced $900,000 to $3.4 million at March 31st , reflecting repayment of debt. Operating cash usage in the first quarter was $939,000, excluding $323,000 of severance, which is a 52% improvement from fourth quarter 2008 operating cash usage of $2.0 million, excluding $565,000 of severance. During the first quarter, Rainmaker used $56,000 in cash to repurchase approximately 82,000 shares of its outstanding common stock at an average purchase price of $0.68 per share.

Rainmaker achieved first quarter net revenue of $12.4 million, compared to net revenue of $20.6 million in the first quarter of 2008 and $13.4 million in the fourth quarter of 2008. Excluding Dell, first quarter 2009 revenue was down 20% from the first quarter last year and down 8% from the preceding quarter.

Contract sales revenue in the first quarter grew 14% sequentially and 10% year-over-year excluding Dell. Training sales revenue was flat compared to the preceding quarter, and up 4% year-over-year. Lead development revenue in the first quarter was down 22% sequentially and down 36% year-over-year.

Gross margin improved to 42% in the first quarter of 2009, up from 34% in the fourth quarter of 2008, reflecting improvement in operating efficiency as a result of cost cutting actions taken by the Company.

GAAP net loss for the first quarter of 2009 was $3.9 million, or a loss of $0.20 per share, compared to GAAP net loss of $277,000, or a loss of $0.01 per share, for the first quarter of 2008, and a GAAP net loss of $20.3 million, or a loss of $1.05 per share, in the fourth quarter of 2008. Included in the Q109 GAAP net loss are severance costs of $323,000 and facility restructuring costs of $161,000 related to the Company’s actions to reduce its cost structure.

Non-GAAP net loss for the first quarter of 2009 was $2.8 million, or a loss of $0.15 per share. First quarter non-GAAP net loss excludes stock based compensation of $622,000, amortization of intangible assets from acquisitions of $303,000, and facility restructuring costs of $161,000. This compares to non-GAAP net income of $995,000, or $0.05 per diluted share, for the first quarter of 2008, and a non-GAAP net loss of $4.3 million, or a loss of $0.22 per share, in the fourth quarter of 2008.

Income tax expense in the first quarter of 2009 was $85,000, reflecting franchise tax for the state of Texas and foreign tax for Rainmaker subsidiaries.

First quarter 2009 basic EPS results are based on 19.2 million weighted average shares outstanding and exclude all options, warrants and unvested restricted share awards which are anti-dilutive.

Total shares outstanding at March 31, 2009 were approximately 21.7 million common shares, which includes approximately 2.5 million unvested restricted shares. In addition, Rainmaker had 2.4 million unexercised options and warrants outstanding with a weighted average exercise price of approximately $3.98 per share.

Recent Business Highlights

•	Fortune 500 network computing client awarded new agreement for complete integrated solution

•	Fortune 50 hardware client awarded three-year agreement for lead development

•	Fortune 50 software client awarded renewal of lead development program

•	Added new clients for lead development including healthcare, communications, computing solutions and office products companies

•	Added software solutions provider as new client for training sales

•	Renewed training sales agreements with companies in heavy equipment, technology and financial services industries

Financial Guidance

Rainmaker currently expects to be operating cash flow positive in the second quarter.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its fiscal 2009 first quarter results. Those wishing to participate in the live call should dial (800) 218-0713 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 405-2236 and entering 11129121 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net (loss) income and adjusted net (loss) income per share, which are referred to as non-GAAP net income (loss) and non-GAAP net income (loss) per share, and EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. Non-GAAP net (loss) income, non-GAAP net (loss) income per share and EBITDA exclude certain expenses that management does not consider to be related to the Company’s core operating performance.

Non-GAAP net (loss)/income consists of net (loss)/income excluding equity plan-related compensation expenses, and amortization of purchased intangible assets. Additionally, non-GAAP net (loss)/income excludes facility closure costs relating to our vacating leased office space in the Philippines. Stock compensation adjustments were $622,000 for the three months ended March 31, 2009 and related to option award and restricted stock awards granted since the adoption of FASB Statement No. 123R, Share Based Payments, in January 2006. Amortization of intangible assets was $303,000 for the three months ended March 31, 2009 and related primarily to the prior acquisitions of Sunset Direct, ViewCentral and Qinteraction. Facility closure costs were $161,000 in the three months ended March 31, 2009 and related to costs incurred in vacating leased office space in the Pacific Star Building in the Philippines. See Exhibit A for a reconciliation of GAAP net (loss)/income to non-GAAP net (loss)/income.

First quarter 2009 EBITDA was negative $2.0 million. EBITDA consists of net (loss)/income excluding interest income or expense, income taxes, and depreciation and amortization. Provision for income taxes was $85,000 for the three months ended March 31, 2009. Non-cash charges for depreciation of property and equipment was $1,379,000 for the three months ended March 31, 2009. Non-cash charges for amortization of acquisition related intangibles were $303,000 for the three months ended March 31, 2009 and related primarily to our prior business acquisitions. Interest and other expense was $133,000 for the three months ended March 31, 2009 and related primarily to interest expense on the term loans and partially offset by interest earned on cash deposits. See Exhibit B for a reconciliation of GAAP net (loss)/income to EBITDA.

Non-GAAP net (loss)/income, non-GAAP net (loss)/income per share and EBITDA are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents non-GAAP net (loss)/income, non-GAAP net (loss)/income per share and EBITDA because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used non-GAAP net (loss)/income, non-GAAP net (loss)/income per share and EBITDA when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company’s core operating results and facilitates comparisons of the Company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. delivers sales and marketing solutions, combining hosted application software and execution services designed to drive more revenue for our clients. Our Revenue Delivery PlatformSM combines proprietary, on-demand application software and advanced analytics with specialized sales and marketing execution services. Rainmaker clients include large enterprises in a range of industries, including computer hardware and software, telecommunications, and financial services industries. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, and Sunset Direct are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, the current very difficult macro-economic environment and its impact on our business as our clients are reducing their overall marketing spending and our clients’ customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that we are currently dependent on a few significant client relationships, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation and/or realignment of some client relationships, and the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:
Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 340-2560	(323) 468-2300
stevev@rmkr.com	rmkr@mkr-group.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$17,710	$20,040
Restricted cash	163	942
Accounts receivable, less allowance for doubtful accounts of $153 at March 31, 2009 and $550 at December 31, 2008	9,064	10,560
Prepaid expenses and other current assets	1,856	2,092

Total current assets	28,793	33,634
Property and equipment, net	9,253	10,222
Intangible assets, net	1,308	1,611
Goodwill	3,507	3,507
Other noncurrent assets	2,445	2,472

Total assets	$45,306	$51,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,615	$10,220
Accrued compensation and benefits	1,170	1,201
Other accrued liabilities	2,375	2,981
Deferred revenue	3,778	3,825
Current portion of capital lease obligations	240	226
Current portion of notes payable	1,726	1,725

Total current liabilities	18,904	20,178
Deferred tax liability	229	198
Long term deferred revenue	326	543
Capital lease obligations, less current portion	—	240
Notes payable, less current portion	1,676	2,608

Total liabilities	21,135	23,767

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 22,248,501 shares issued and 21,720,653 shares outstanding at March 31, 2009, and 21,579,251 shares issued and 21,178,010 shares outstanding at December 31, 2008	19	19
Additional paid-in capital	119,250	118,628
Accumulated deficit	(92,581)	(88,681)
Accumulated other comprehensive loss	(1,484)	(1,355)
Treasury stock, at cost, 527,848 shares at March 31, 2009 and 401,241 shares at December 31, 2008	(1,033)	(932)

Total stockholders’ equity	24,171	27,679

Total liabilities and stockholders’ equity	$45,306	$51,446

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net revenue	$12,363	$20,602
Cost of services	7,110	10,607

Gross margin	5,253	9,995

Operating expenses:
Sales and marketing	1,434	2,074
Technology and development	3,064	3,252
General and administrative	2,755	3,427
Depreciation and amortization	1,682	1,753

Total operating expense	8,935	10,506

Operating (loss) income	(3,682)	(511)
Interest and other (expense) income, net	(133)	344

(Loss) income before income tax expense	(3,815)	(167)
Income tax expense	85	110

Net (loss) income	$(3,900)	$(277)

Basic (loss) income per share	$(0.20)	$(0.01)

Diluted (loss) income per share	$(0.20)	$(0.01)

Weighted average common shares
Basic	19,242	19,326

Diluted	19,242	19,326

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Operating activities:
Net loss	$(3,900)	$(277)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,379	885
Amortization of intangible assets	303	868
Stock-based compensation expense	622	404
(Credit) provision for allowances for doubtful accounts	(197)	172
Amortization of discount on notes receivable	—	68
Loss on disposal of fixed assets	158	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	1,599	1,782
Prepaid expenses and other assets	220	813
Accounts payable	(586)	(5,853)
Accrued compensation and benefits	(23)	121
Other accrued liabilities	(649)	(898)
Deferred tax liability	76	106
Deferred revenue	(264)	1,525

Net cash used in operating activities	(1,262)	(284)

Investing activities:
Purchases of property and equipment	(602)	(1,513)
Restricted cash, net	779	(182)
Acquisition of business, net of cash acquired	—	(1,000)

Net cash provided by (used in) investing activities	177	(2,695)

Financing activities:
Proceeds from issuance of common stock from option exercises	—	12
Principal payment of notes payable	(923)	(938)
Principal payment of capital lease obligations	(226)	—
Tax payments in connection with treasury stock surrendered	(45)	(66)
Purchases of treasury stock	(56)	—

Net cash used in financing activities	(1,250)	(992)

Effect of exchange rate changes on cash	5	142

Net decrease in cash and cash equivalents	(2,330)	(3,829)
Cash and cash equivalents at beginning of period	20,040	37,407

Cash and cash equivalents at end of period	$17,710	$33,578

Supplemental disclosures of cash flow information:
Cash paid for interest	$79	$26

Cash paid for taxes	$7	$—

Supplemental disclosures of non-cash investing and financing activities:
Acquisition of assets under capital lease	$—	$719

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF GAAP TO NON-GAAP NET (LOSS) INCOME (1)

(In thousands, except per share)

(Unaudited)

	Three months ended March 31,
	2009	2008
Net loss	$(3,900)	$(277)
Stock compensation adjustments (2):
Cost of services	41	(73)
Sales and marketing	77	21
Technology and development	60	82
General and administrative	444	374
Amortization of intangible assets (3)	303	868
Facility closures (4)	161	—

Net (loss) income – Non-GAAP basis	$(2,814)	$995

Diluted weighted average shares outstanding	19,242	20,610

Non-GAAP diluted net (loss) income per share	$(0.15)	$0.05

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net (loss) income, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation. As we have completed six acquisitions since January 1, 2005, we believe non-GAAP net (loss) income provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net (loss) income is not meant to be considered in isolation or as a substitute for GAAP net (loss) income, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Stock-based compensation: We adopted FASB Statement No. 123R, “Share Based Payments”, on January 1, 2006 under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option and restricted share awards at their estimated fair values. Prior to our Statement 123R adoption, we recorded stock-based compensation expenses at intrinsic values. Stock-based compensation expenses will recur in future periods.
(3)	We have excluded the effect of amortization of intangibles from our non-GAAP net (loss) income. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(4)	In the quarter ended December 31, 2008, the company decided to reduce the space leased in Manila for our Philippine operations and took a charge of approximately $130,000. Additionally, in the quarter ended March 31, 2009, we decided to further reduce our space leased in Manila and took an additional charge of approximately $161,000 which consisted of $95,000 related to the write-off of the remaining book value of the leasehold improvements at this location, and approximately $66,000 related to early termination penalty and forfeiture of the security deposit as specified in the lease agreement.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA (1)

(In thousands)

(Unaudited)

	Three months ended March 31,
	2009	2008

Net loss	$(3,900)	$(277)

Add:
Provision for income taxes	85	110
Depreciation of property and equipment	1,379	885
Amortization of acquisition related intangibles	303	868
Interest and other expense (income)	133	(344)

	1,900	1,519

EBITDA – Non GAAP basis	$(2,000)	$1,242

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses. We believe EBITDA provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA internally to manage our business and make operating decisions.

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